UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1331 Spring Street, NW	Suite 2500,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2025, Invesco Ltd. (the “Company”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) entered into a Preferred Share Repurchase Agreement for the repurchase of $500 million of the Company’s outstanding 5.9% Fixed Rate Non-Cumulative Perpetual Series A Preference Shares (the “Preferred Shares”) held by MassMutual at a 18% premium to their liquidation preference per share. The repurchase of the Preferred Shares is expected to close around the middle of December 2025. MassMutual is a significant shareholder of the Company, owning approximately 18.3% of the Company’s common shares outstanding, and it will continue to own $2.5 billion of Preferred Shares after the repurchase.

As dividends on the Preferred Shares are payable in arrears, the Preferred Share Repurchase Agreement provides that the dividend for the fourth quarter of 2025 on the Preferred Shares being repurchased will be prorated from December 1, 2025, the date on which the dividend for the third quarter of 2025 was paid, through the closing date of the repurchase. The prorated dividend will be reflected in the first quarter 2026 dividend payable on March 2, 2026.

The foregoing description of the Preferred Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Preferred Share Repurchase Agreement, which is filed as Exhibit 10.1 below.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Preferred Share Repurchase Agreement, dated as of December 8, 2025, among the company and MassMutual
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Company Secretary
Date: December 9, 2025

PREFERRED SHARE REPURCHASE AGREEMENT
BY AND BETWEEN
INVESCO LTD.
AND
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Dated as of December 8, 2025
LEGAL02/45918448v4

PREFERRED SHARE REPURCHASE AGREEMENT
THIS PREFERRED SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 8, 2025 by and between Invesco Ltd (“Invesco”) and Massachusetts Mutual Life Insurance Company (“MassMutual”). All terms used herein but not defined herein shall have the meanings set forth in the Shareholder Agreement (as defined below).
WHEREAS, MassMutual and Invesco are parties to that certain shareholder agreement dated as of May 24, 2019 (the “Shareholder Agreement”);
WHEREAS, MassMutual is the Beneficial Owner of approximately 3,000,000 5.900% Fixed Rate Non-Cumulative Perpetual Series A Preference Shares of Invesco (the “Preferred Shares”) with a liquidation preference of $1,000.00 per share; and
WHEREAS, Invesco and MassMutual propose to enter into a transaction (the “Repurchase Transaction”) whereby MassMutual shall sell to Invesco, and Invesco shall purchase from MassMutual, 500,000 Preferred Shares (the “Sale Preferred Shares”) for a purchase price per share equal to $1,180.00 (the “Per Share Cash Price”).
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
Article IREPURCHASE
Section 1.1Repurchase of Preferred Shares. Under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), MassMutual shall (and/or shall cause its applicable subsidiary to) sell, transfer and deliver to Invesco the Sale Preferred Shares for an aggregate purchase price equal to Sale Preferred Shares multiplied by the Per Share Cash Price (the “Aggregate Cash Purchase Price”), and Invesco shall purchase, acquire and redeem from MassMutual the Sale Preferred Shares for the Aggregate Cash Purchase Price.

Section 1.2Possible Future Repurchases. Invesco and MassMutual agree to in good faith consider requests to negotiate additional repurchases of the Preferred Shares in the future at the request of either party, in a way that would be beneficial for both parties. However, for the avoidance of doubt, neither party is obligated to agree to any further repurchases of any Preferred Shares.

Section 1.3Dividends. For the avoidance of doubt, MassMutual will receive a pro rata portion of the declared and unpaid dividends on the Sale Preferred Shares for the period beginning December 1, 2025 through the Closing Date, which shall be payable on the dividend payment date of March 2, 2026.

LEGAL02/45918448v4

Section 1.4Closing. The closing (the “Closing”) of the Repurchase Transaction shall be held remotely via electronic exchange of documents and signatures at 10 a.m. New York time on the fifth (5th) Business Day following the date hereof or at such other place, date and time as the parties may agree in writing, subject to the satisfaction of the conditions set forth in Articles V and VI (the date on which the Closing occurs, the “Closing Date”).

Section 1.5Deliveries.

(a)At the Closing, MassMutual shall deliver or cause to be delivered to Invesco (i) one or more duly executed stock powers in customary form evidencing the transfer of the Sale Preferred Shares from MassMutual or a subsidiary thereof to Invesco as shall be effective to vest in Invesco good and valid title to the Sale Preferred Shares, free and clear of any Lien (as defined below) and (ii) a properly completed and duly executed IRS Form W-9 (“MassMutual Closing Deliveries”).

(b)At the Closing, Invesco shall deliver to MassMutual or its designee the Aggregate Cash Purchase Price, payable by wire transfer of immediately available funds to the account specified in writing by MassMutual to Invesco at least five (5) Business Days prior to the Closing Date (“Invesco Closing Deliveries”).

Article IIREPRESENTATIONS AND WARRANTIES OF MASSMUTUAL
MassMutual represents and warrants to Invesco as follows:
Section 2.1Title to Shares. MassMutual or a subsidiary thereof is the record holder and beneficial owner of the Sale Preferred Shares, free and clear of any and all mortgages, pledges, security interests, encumbrances, liens, transfer restrictions or other similar restriction or right of others of whatever nature, other than those restrictions arising under federal and state securities laws and the Shareholder Agreement (collectively, “Liens”).
Section 2.2Authority Relative to this Agreement. MassMutual is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and has the requisite organizational power and authority to execute and deliver this Agreement and to consummate the Repurchase Transaction. The execution and delivery of this Agreement by MassMutual and the consummation by MassMutual of the Repurchase Transaction have been duly authorized by the MassMutual board of directors, and no other corporate, policyholder or member proceedings on the part of MassMutual or any subsidiary thereof are necessary to authorize this Agreement or for MassMutual to consummate the Repurchase Transaction. This Agreement has been duly and validly executed and delivered by MassMutual and (assuming that this Agreement has been duly and validly authorized, executed and delivered by Invesco) constitutes the valid and binding obligation of MassMutual, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

Section 2.3Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by MassMutual for the execution, delivery or performance by MassMutual of this Agreement or the consummation by MassMutual of the Repurchase Transaction, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of MassMutual to consummate the Repurchase Transaction.
Section 2.4Access to Information. MassMutual acknowledges that Invesco may be in possession of material, nonpublic information regarding Invesco, its financial conditions, results of operations, businesses and prospects, and that if MassMutual were in possession of some or all of such information, if any, MassMutual might not be willing to engage in the Repurchase Transaction, might not be willing to transact on the terms set forth herein, or might otherwise have a materially different view of the benefits of the Repurchase Transaction. MassMutual also acknowledges and agrees that it has determined to proceed with the Repurchase Transaction notwithstanding the foregoing, and that Invesco shall have no obligation in connection herewith to disclose to MassMutual the information referred to in the preceding sentence, if any.
Article III REPRESENTATIONS AND WARRANTIES OF INVESCO
Invesco represents and warrants to MassMutual as follows:
Section 3.1Authority Relative to this Agreement. Invesco is an exempted company, duly organized and validly existing under the Laws of Bermuda, and has the requisite organizational power and authority to execute and deliver this Agreement and to consummate the Repurchase Transaction. The execution and delivery of this Agreement by Invesco, and the consummation by Invesco of the Repurchase Transaction, have been duly authorized by the Invesco board of directors, and no other corporate or stockholder proceedings on the part of Invesco are necessary to authorize this Agreement or for Invesco to consummate the Repurchase Transaction. This Agreement has been duly and validly executed and delivered by Invesco and (assuming that this Agreement has been duly and validly authorized, executed and delivered by MassMutual) constitutes the valid and binding obligations of Invesco, enforceable against Invesco in accordance with its terms, subject to the Enforceability Exceptions.
Section 3.2Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Invesco for the execution, delivery or performance by Invesco of this Agreement or the consummation by Invesco of the Repurchase Transaction, other than any such filings and approvals to be made under federal and state securities or “blue sky” laws or as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Invesco to consummate the Repurchase Transaction.
Article IVADDITIONAL AGREEMENTS
Section 4.1Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries and Affiliates to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Repurchase Transaction.
Section 4.2Public Announcements. Except as may be required by Law, no party hereto shall issue any press release or make any other public statement with respect to this

Agreement or the Repurchase Transaction, without the prior written consent of the other parties as to the timing, form and contents of any such announcement or communications (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing contained herein (i) shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the Repurchase Transaction (provided, that the disclosing party shall use commercially reasonable efforts to discuss and coordinate such announcement or communication with the other party prior to such announcement or issuance), or (ii) apply to any press release or other public announcements to the extent the statements therein with respect to this Agreement and the Repurchase Transaction are consistent in all material respects with statements previously issued in compliance with this Section 4.2.
Article VCONDITIONS TO CLOSING OF INVESCO
The obligation of Invesco to effect the Repurchase Transaction at the Closing is subject to the fulfillment at the Closing of each of the following conditions:
Section 5.1Representations and Warranties. Each representation and warranty made by MassMutual in Article II above shall be true and correct at and as of the Closing as though made as of the Closing.
Section 5.2Certificates and Documents. MassMutual shall have delivered at the Closing to Invesco the MassMutual Closing Deliveries.
Section 5.3No Prohibitions. No order of any court or any administrative agency or Law shall be in effect which restrains or prohibits the Repurchase Transaction.
Section 5.4
Article VI CONDITIONS TO CLOSING OF MASSMUTUAL
The obligation of MassMutual to effect the Repurchase Transaction at the Closing is subject to the fulfillment at the Closing of each of the following conditions:
Section 6.1Representations and Warranties. Each representation and warranty made by Invesco in Article III above shall be true and correct at and as of the Closing as though made as of the Closing.
Section 6.2Purchase Price. Invesco shall have delivered at the Closing to MassMutual the Invesco Closing Deliveries.
Section 6.3No Prohibitions. No order of any court or any administrative agency or Law shall be in effect which restrains or prohibits the Repurchase Transaction.
Article VIIMISCELLANEOUS
Section 7.1Termination. This Agreement will automatically terminate without further action by either party if the Closing does not occur prior to 5:00 pm, New York time on December 31, 2025 (the “Outside Date”). If this Agreement is terminated pursuant to this Section 7.1, this Agreement shall be null and void and of no further force and effect without liability of either party; provided, however, that no such termination shall relieve any party from any knowing and material breach of this Agreement or common law fraud.

Section 7.2Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 7.3Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect; provided that the economic or legal substance of the Repurchase Transaction are not affected in any manner materially adverse to any party.
Section 7.4Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the other documents and instruments referred to herein or therein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of MassMutual under any other agreement with Invesco or the rights or obligations of Invesco under any other agreement with MassMutual, the terms of this Agreement shall govern.
Section 7.5Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties.
Section 7.6Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
Section 7.7Remedies.
(a)Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
(b)All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
Section 7.8Notices. Section 5.10 of the Shareholder Agreement is hereby incorporated herein by reference, mutatis mutandis.
Section 7.9Governing Law; Consent to Jurisdiction. Section 5.11 of the Shareholder Agreement is hereby incorporated herein by reference, mutatis mutandis.

Section 7.10Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Share Repurchase Agreement to be duly executed and delivered as of the date first above written.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:     /s/ Mary Jane Fortin
Name: Mary Jane Fortin
Title: Chief Financial Officer
INVESCO LTD.
By:     /s/ L. Allison Dukes
Name: L. Allison Dukes
Title: Senior Managing Director and Chief Financial Officer